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                                                                 Exhibit 10.21.1

                               INDEMNITY AGREEMENT

      THIS INDEMNITY AGREEMENT (this "Agreement") is entered into as of the 27th day of August 2002, between Friedman's Inc., a Delaware corporation (the "Corporation"), and Bradley J. Stinn ("Indemnitee").

      WHEREAS, Indemnitee serves as the Senior Vice President and Chief Financial Officer of the Corporation and also as the Chief Financial Officer of Crescent Jewelers, a California corporation ("Crescent") and a wholly-owned subsidiary of Crescent Jewelers Inc. (the "Parent"), each an affiliate of the Corporation (Crescent and the Parent, collectively, the "Crescent Entities");

      WHEREAS, the Corporation is aware that certain members of its Board of Directors and the holder of 100% of its Class B Common Stock have relationships with and interests in the Crescent Entities;

      WHEREAS, it is essential to the Corporation to retain and attract as officers the most capable persons available;

      WHEREAS, both the Corporation and Indemnitee recognize the risk of litigation and other claims being asserted against officers of the Corporation in light of business conditions in today's environment; and

      WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability arising out of or related to the business, operations and financial and other reporting obligations of the Corporation, including transactions involving both the Corporation and the Crescent Entities, and in order to enhance Indemnitee's continued service to the Corporation in an effective manner, the Corporation desires to extend to Indemnitee the contractual rights to indemnification and advancement of expenses as provided herein;

      NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties hereto agree as follows:

      1. Certain Definitions for Purposes of this Agreement. The following terms as used in this Agreement shall have the meanings set forth below.

      (a) "Corporation" includes any domestic or foreign predecessor entity of the Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

      (b)   "DGCL" means the Delaware General Corporation Law, as amended.
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      (c)   "Director" means an individual who is or was a director of the
            Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other entity. A Director is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a Director.

      (d) "Disinterested Director" or "Disinterested Officer" means a Director or Officer, respectively, who at the time of a vote referred to in
            Section 4(a) is not a Party to the Proceeding.

      (e) "Expenses" includes all reasonable counsel fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding, including any appeals.

      (f) "Liability" includes the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable Expenses actually incurred with respect to a Proceeding.

      (g) "Officer" means an individual who is or was an officer of the Corporation or an individual who, while an officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other entity. An Officer is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Officer" includes, unless the context requires otherwise, the estate or personal representative of an Officer.

      (h) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a Proceeding.

      (i) "Proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative,

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            arbitrative or investigative and whether formal or informal, to which Indemnitee is a Party by reason of the fact that he is or was an Officer or Director.

      (j) "Reviewing Party" shall mean the persons making the evaluation as to reasonableness of Expenses pursuant to Section 4 of this Agreement, and shall not include a court making any determination under this Agreement or otherwise.

      (k) "Supporting Documentation" for Expenses means documents or other evidence of specific Expenses to be reimbursed or advanced, including any relevant invoice, bill, agreement or other documentation.

      2. Basic Indemnification Arrangement.

      (a) Obligation to Indemnify; Limits. The Corporation shall indemnify Indemnitee against any and all Liability incurred in a Proceeding; provided, however that the Corporation shall not indemnify Indemnitee under this Agreement for any Liability incurred in a Proceeding in which Indemnitee is adjudged liable to the Corporation or is subjected to injunctive relief in favor of the Corporation:

                  (1) For any breach of Indemnitee's duty of loyalty to the
            Corporation or its stockholders;

                  (2) For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

                  (3) For the types of liability set forth in Section 174 of the
            DGCL; or

                  (4) For any transaction from which Indemnitee's derived an improper personal benefit.

      (b) Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement or otherwise to indemnification by the Corporation for some portion of Liability incurred by him, but not the total amount thereof, the Corporation shall indemnify Indemnitee for the portion of such Liability to which he is entitled.

      (c) Mandatory Indemnification. The Corporation shall indemnify Indemnitee to the extent that he has been successful, on the merits or otherwise, in the defense of any Proceeding to which he was a Party, or in defense of any claim, issue or matter therein, because he is or was a Director or Officer, against reasonable Expenses incurred by him in connection with the Proceeding.


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      3. Advances for Expenses.

      (a) Obligations and Requirements. The Corporation shall, before final disposition of a Proceeding, advance funds to pay for or reimburse the reasonable Expenses incurred by Indemnitee as a Party to such Proceeding if Indemnitee delivers to the Corporation Indemnitee's written undertaking (meeting the qualifications set forth below in Section 3(b)) to repay any funds advanced if it is ultimately determined that Indemnitee is not entitled to indemnification under this Agreement, the DGCL or otherwise.

      (b) Undertaking. The undertaking required by Section 3(a) above must be an unlimited general obligation of Indemnitee but need not be secured and shall be accepted without reference to Indemnitee's financial ability to make repayment. If Indemnitee seeks to enforce his rights to indemnification in a court pursuant to Section 5, such undertaking to repay shall not be applicable or enforceable unless and until there is a final court determination that he is not entitled to indemnification, as to which all rights of appeal have been exhausted or have expired.

      (c) Timing of Payments. Subject to a determination of reasonableness of Expenses pursuant to Section 4 below, reimbursement or advances for Expenses under this Section 3 shall be made not later than thirty
            (30) days after the later of (i) the Corporation's receipt of the affirmation and undertaking required by Section 3(a), or (ii) the Corporation's receipt of Supporting Documentation for specific Expenses to be reimbursed or advanced.

      4. Determination of Reasonableness of Expenses.

      (a) Procedure for Determination. The Corporation and Indemnitee hereby acknowledge that indemnification of Indemnitee under Section 2 of this Agreement has been pre-authorized by the Corporation, and that no determination need be made for a specific Proceeding that such indemnification or advance of expenses to Indemnitee is permissible in the circumstances because he has met a particular standard of conduct. Nevertheless, except as set forth in Section 4(b) below, evaluation as to reasonableness of Expenses of Indemnitee for a specific Proceeding shall be made as follows:

            (1) If there are two or more Disinterested Directors, by the Board of Directors of the Corporation by a majority vote of all Disinterested Directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of Disinterested Directors numbering two or more appointed by such a vote; or



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            (2)   If there are fewer than two Disinterested Directors, by a
                  majority vote of the Board of Directors, or by a majority vote of the members of a committee of Directors (in which selection Directors who do not qualify as Disinterested Directors may participate); or

            (3) If so designated by the Board of Directors, by one or more Disinterested Officers.

      (b) Presumption if Determination Not Timely. Notwithstanding the requirement under Section 4(a) that the Reviewing Party evaluate the reasonableness of Expenses claimed by Indemnitee, any Expenses claimed by Indemnitee shall be deemed reasonable if the Reviewing Party fails to make the evaluation required by Section 4(a) within thirty (30) days following the later of (i) the Corporation's receipt of the affirmation and undertaking required by Section 3(a), or (ii) the Corporation's receipt of Supporting Documentation for specific expenses to be reimbursed or advanced.

      5. Court-Ordered Indemnification and Advances for Expenses.

      (a) Procedure. If Indemnitee is a Party to a Proceeding, he may apply for indemnification or for advances for Expenses to the court conducting the Proceeding or to another court of competent jurisdiction. For purposes of this Agreement, the Corporation hereby consents to personal jurisdiction and venue in any court in which is pending a Proceeding to which Indemnitee is a Party. Regardless of any determination by the Reviewing Party that Indemnitee is not entitled to indemnification or to advancement of Expenses or as to the reasonableness of Expenses, and regardless of any failure by the Reviewing Party to make a determination as to such entitlement or the reasonableness of Expenses, such court's review shall be a de novo review. After receipt of an application and after giving any notice it considers necessary, the court may:

            (1) Order indemnification or the advance for Expenses if it determines that Indemnitee is entitled to indemnification or to advance for Expenses under this Agreement, the DGCL or otherwise; or

            (2) Order indemnification or the advance for Expenses if it determines that, in view of all the relevant circumstances, it is fair and reasonable to indemnify Indemnitee, or to advance Expenses to Indemnitee, regardless of whether Indemnitee complied with the requirements for advancement of Expenses.

      (b) Payment of Expenses to Seek Court-Ordered Indemnification. If the court determines that Indemnitee is entitled to indemnification or to advance for

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            Expenses, the Corporation shall pay Indemnitee's reasonable Expenses to obtain such court-ordered indemnification or advance for Expenses.

      6. Vested Rights; Specific Performance. No amendment to the Certificate of Incorporation or Bylaws of the Corporation or any other corporate action shall in any way limit Indemnitee's rights under this Agreement. In any proceeding brought by or on behalf of Indemnitee to specifically enforce the provisions of this Agreement, the Corporation hereby waives the claim or defense therein that the plaintiff or claimant has an adequate remedy at law, and the Corporation shall not urge in any such proceeding the claim or defense that such remedy at law exists. The provisions of this Section 6, however, shall not prevent Indemnitee from seeking a remedy at law in connection with any breach of this Agreement.

      7. Liability Insurance. To the extent the Corporation maintains an insurance policy or policies providing directors' or officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage provided under such policy or policies in effect for any other Director or Officer of the Corporation, as the case may be.

      8. Witness Fees. Nothing in this Agreement shall limit the Corporation's power to pay or reimburse Expenses incurred by Indemnitee in connection with his appearance as a witness in a Proceeding at a time when he has not been made a named defendant or respondent in the Proceeding.

      9. Security for Indemnification Obligations. The Corporation may at any time and in any manner, at the discretion of the Board of Directors, secure the Corporation's obligations to indemnify or advance Expenses to Indemnitee pursuant to this Agreement.

      10. Non-exclusivity, No Duplication of Payments. The rights of Indemnitee hereunder shall be in addition to any other rights with respect to indemnification, advancement of Expenses or otherwise that Indemnitee may have under the Corporation's Certificate of Incorporation or Bylaws, the DGCL or otherwise; provided, however, that the Corporation shall not be liable under this Agreement to make any payment to Indemnitee hereunder to the extent Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Certificate of Incorporation or Bylaws, or otherwise) of the amounts otherwise payable hereunder. The Corporation's obligation to indemnify or advance expenses hereunder to Indemnitee who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of any other entity shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other entity.

      11. Amendments. To the extent that the provisions of this Agreement are held to be inconsistent with the provisions of the DGCL (including Section 145(f) thereof), such provisions of such statute shall govern. To the extent that the DGCL is hereafter amended to permit a Delaware business corporation, without the need for stockholder

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approval, to provide to its directors or officers greater rights to indemnification or advancement of Expenses than those specifically set forth hereinabove, this Agreement shall be deemed amended to require such greater indemnification or more liberal advancement of Expenses to Indemnitee, in each case consistent with the DGCL as so amended from time to time. Otherwise, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Corporation and Indemnitee.

      12. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

      13. Waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

      14. Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors or assigns (including any direct or indirect successor or assign by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Corporation), spouses, heirs, and personal and legal representatives.

      15. Applicability of Agreement. This Agreement shall apply retroactively with respect to acts or omissions of Indemnitee occurring since the date that Indemnitee first became a Director or Officer, and this Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a Director or Officer, but only in respect of acts or omissions occurring prior to the termination of Indemnitee's service as a Director or Officer.

      16. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (a) the validity, legality, and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that is not itself invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that is not itself invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

      17. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts

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made and to be performed in such state without giving effect to the principles of conflicts of laws.

      18. Headings. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

      19. Inducement. The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve or continue to serve as a Director and/or Officer, and the Corporation acknowledges that Indemnitee is relying upon this Agreement in serving as a director, officer, employee or agent of the Corporation or, at the request of the Corporation, as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other entity.

      20. Notice by the Indemnitee. Indemnitee agrees promptly to notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee so to notify the Corporation shall not relieve the Corporation of any obligation which it may have to Indemnitee under this Agreement or otherwise.

      21. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed if to the Corporation, to the principal office address of the Corporation, or if to Indemnitee, to the address of Indemnitee last on file with the Corporation, or to such other address as may have been furnished to Indemnitee by the Corporation or to the Corporation by Indemnitee, as the case may be.

      Executed as of the date first above written.

                                       FRIEDMAN'S INC.

                                       By:
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                                       Title:
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                                       -----------------------------------------
                                       Bradley J. Stinn



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